Exhibit 3.1

PARNELL PHARMACEUTICALS HOLDINGS LTD

ACN 137 904 413

CONSTITUTION

TABLE OF CONTENTS

1.	GENERAL	8

1.1.	Name of Company	8

1.2.	Liability of Shareholders	8

1.3.	Replaceable rules	8

2.	DEFINITIONS AND INTERPRETATION	8

2.1.	Definitions	8

2.2.	Interpretations	10

3.	SHARES	10

3.1.	Alteration of Capital	10

3.2.	Increase of capital	11

3.3.	Reduction of capital	12

3.4.	Issue of shares and options	12

3.5.	Power to pay commission and brokerage	13

3.6.	Directors may participate	13

3.7.	Surrender of shares	13

3.8.	Joint holders	13

3.9.	Issue of redeemable preference shares	14

3.10.	Variation of rights	14

3.11.	Issues to Directors and their associates	15

3.12.	Purchases using Company Funds	15

4.	CALLS	15

4.1.	Power to make Calls	15

4.2.	Obligation for Calls	16

4.3.	When a Call is made	16

4.4.	Interest on the late payment of Calls	16

4.5.	Instalments	16

4.6.	Payment in advance of Calls	16

4.7.	Non-receipt of notice of Call	17

4.8.	Joint Shareholders	17

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4.9.	Shareholder Differentiation	17

4.10.	Notice to branch Register	17

5.	FORFEITURE AND LIEN	17

5.1.	Notice requiring payment of sums payable	17

5.2.	Time and place for payment	17

5.3.	Forfeiture on non-compliance with notice	18

5.4.	Notice of forfeiture	18

5.5.	Disposal of forfeited shares	18

5.6.	Annulment of forfeiture	18

5.7.	Liability notwithstanding forfeiture	18

5.8.	Company’s lien or charge	19

5.9.	Sale of shares to enforce lien	19

5.10.	Title of shares forfeited or sold to enforce lien	19

6.	PAYMENTS BY THE COMPANY	20

6.1.	Payments by the Company	20

6.2.	Rights of the Company	21

6.3.	No prejudice to the Company	21

7.	TRANSFER AND TRANSMISSION OF SECURITIES	22

7.1.	Instrument of transfer	22

7.2.	Registration procedure	22

7.3.	Completion of registration	23

7.4.	Transmission on death of single shareholder	23

7.5.	Transmission on death of joint shareholder	23

7.6.	Transmission on bankruptcy	23

7.7.	Transmission on mental incapacity	24

7.8.	Transfer between Registers	24

7.9.	Unmarketable Parcels	24

8.	GENERAL MEETINGS	25

8.1.	General meetings	25

8.2.	Notice of general meeting	25

9.	PROCEEDINGS OF MEETINGS	26

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9.1.	Quorum	26

9.2.	If quorum not present	26

9.3.	Chairman	26

9.4.	Acting Chairman	27

9.5.	General conduct of meeting	27

9.6.	Adjournment	27

9.7.	Voting	28

9.8.	Declaration of vote on a show of hands; when poll demanded	28

9.9.	Taking a Poll	29

9.10.	Continuation of business	29

10.	SPECIAL MEETINGS	29

11.	VOTES OF SHAREHOLDERS	29

11.1.	Voting rights	29

11.2.	Objection to voting qualification	30

11.3.	Voting rights of personal representatives, etc	30

11.4.	Appointment of proxies	30

11.5.	Voting by corporation	32

11.6.	Validity of vote	32

11.7.	Form and execution of instrument of proxy	32

11.8.	Board to issue forms of proxy	33

11.9.	Attorneys of shareholders	33

11.10.	Rights of shareholder indebted to company in respect of other shares	33

12.	DIRECTORS	33

12.1.	Number and appointment of Directors	33

12.2.	Power to appoint Directors	34

12.3.	Remuneration of Directors	34

12.4.	Remuneration of Directors for extra services	35

12.5.	Travelling and other expenses	35

12.6.	Retirement benefits	35

12.7.	Directors may contract with Company	35

12.8.	Director may hold other office	36

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12.9.	Exercise of voting power in other corporations	36

13.		37

14.	ELECTION OF DIRECTORS	37

14.1.	Nomination of Directors	37

14.2.	Removal of Directors	37

15.	MANAGING DIRECTOR	37

15.1.	Appointment of a Managing Director	37

15.2.	Managing Director not to be subject to retirement by rotation	38

15.3.	Remuneration	38

16.	ASSOCIATE DIRECTORS	38

17.	PROCEEDINGS OF DIRECTORS	39

17.1.	Procedures relating to Directors’ meetings	39

17.2.	Meetings by telephone or other means of communication	39

17.3.	Votes at meetings	39

17.4.	Convening of meetings	39

17.5.	Chairman	40

17.6.	Powers of meetings	40

17.7.	Delegation of powers to Committees	40

17.8.	Proceedings of Committees	40

17.9.	Validity of acts	40

17.10.	Resolution in writing	41

17.11.	Delegate of a Director	41

18.	POWERS OF THE BOARD	41

18.1.	General powers of the Board	41

18.2.	Power to borrow and guarantee	42

18.3.	Power to give security	42

18.4.	Power to authorise debenture holders, etc to make Calls	42

18.5.	Power to issue securities	42

18.6.	Personal liability of officer	43

18.7.	Disposal of main undertaking	43

19.	BRANCH REGISTER	43

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20.	LOCAL BOARD	43

21.	ATTORNEYS OF THE BOARD	44

22.	INSPECTION OF BOOKS	44

23.	THE SEAL	44

23.1.	Execution of cheques, bills, etc	44

23.2.	Company Seal is optional	45

23.3.	Affixing the Seal	45

23.4.	Execution of documents without a Seal	45

23.5.	Other ways of executing documents	45

24.	MINUTES	45

24.1.	Contents of minutes	45

24.2.	Signing of minutes	46

25.	DIVIDENDS	46

25.1.	Payment of dividend	46

25.2.	Dividend plans	46

25.3.	Redeemable Preference Shares	48

25.4.	Employee share Plan	48

25.5.	Interim dividends	48

25.6.	Dividends out of profits	48

25.7.	Reserves	48

25.8.	Distribution otherwise than in cash	49

25.9.	Power to capitalise profits	49

25.10.	Appropriation and application of amounts to be capitalised	49

25.11.	Transfer of shares	50

25.12.	Retention of dividends	50

25.13.	How dividends are payable	50

25.14.	Unclaimed dividends	50

26.	NOTICES	51

26.1.	Service of notices	51

26.2.	When notice deemed to be served	51

26.3.	Shareholder not known at Registered Address	51
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26.4.	Signature to notice	51

26.5.	Reckoning of period of notice	51

26.6.	Notice to transferor binds transferee	52

26.7.	Service on deceased shareholders	52

26.8.	Persons entitled to notice of general meeting	52

27.	WINDING UP	53

27.1.	Distribution in specie	53

27.2.	Variation of rights of contributories	53

27.3.	Liability to Calls	53

27.4.	Commissions Paid	53

28.	INDEMNITY AND INSURANCE	54

28.1.	Indemnity in favour of Directors, Secretaries and executive officers	54

28.2.	Indemnity for legal costs	54

28.3.	Indemnity for employees	54

28.4.	Indemnity for legal costs of employees	55

28.5.	Proceedings	55

28.6.	Insurance for the benefit of Directors, Secretaries and executive officers	56

28.7.	Insurance for other officers	56

28.8.	When insurance may not be provided by the Company	56

28.9.	Definitions for the purposes of rule 28	56

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A COMPANY LIMITED BY SHARES

The Constitution of

PARNELL PHARMACEUTICALS HOLDINGS LTD

ACN 137 904 413

1.	GENERAL

1.1.	Name of Company

The name of the Company is Parnell Pharmaceuticals Holdings Ltd.

1.2.	Liability of Shareholders

The liability of Shareholders is limited.

1.3.	Replaceable rules

The Replaceable Rules of the Act do not apply to the Company.

2.	DEFINITIONS AND INTERPRETATION

2.1.	Definitions

In these rules unless it is inconsistent with the subject or context in which it is used:

‘Act’ means the Corporations Act 2001 as amended;

'ASIC' means the Australian Securities and Investments Commission;

'Board' means the Directors for the time being of the Company;

'Business Day' means a week day in New South Wales Australia excluding public holidays;

'Call' includes any instalment of a call and any amount due on allotment of any share;

'Committee' means a Committee to which powers have been delegated by the Board pursuant to rule 17.7;

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'Company' means Parnell Pharmaceuticals Holdings Ltd ACN 137 904 413;

'Director' means a person appointed or elected from time to time to the office of Director of the Company in accordance with these rules and the Act;

 'Managing Director' means the person appointed to that position pursuant to rule 15.1;

'Office' means the registered office from time to time of the Company;

'person' and words importing persons include partnerships, associations and corporations unincorporated and incorporated by Ordinance, Act of Parliament or registration as well as individuals;

'Register' means the register of shareholders of the Company as maintained by the Company or the Company’s transfer agent and includes a branch register of shareholders established pursuant to rule 19;

'Registered Address' means the address of a shareholder specified on a transfer or any other address of which the shareholder notifies the Company as a place at which the shareholder will accept service of notices;

'Regulations' means the regulations prescribed under the Act;

'rules' means the rules of this Constitution as altered or added to from time to time;

'Seal' means the common seal, if any, from time to time, of the Company;

'Secretary' means a person appointed as secretary of the Company and includes any person appointed to perform the duties of secretary;

'securities' includes shares, rights to shares, options to acquire shares and other securities with rights of conversion to equity;

'security holder' means a holder of securities of the Company in accordance with the Act;

'Shareholder' means a shareholder of the Company in accordance with the Act;

'shareholders present' means shareholders present at a meeting of the Company in person or by duly appointed representative, proxy or attorney;

'shareholding account' means an entry made in the Register in respect of a shareholder for the purpose of providing a separate identification of some or all of the shares registered from time to time in the name of the shareholder;

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'Unmarketable Parcel' means a number of shares which is less than that required to constitute a marketable parcel; and

'writing' and 'written' includes printing, typing, lithography and other modes of reproducing words in a visible form.

2.2.	Interpretations

(a)	words and phrases which are given a special meaning by the Act have the same meaning in these rules unless a contrary intention appears;

(b)	words in the singular include the plural and vice versa;

(c)	words importing a gender include each other gender;

(d)	a reference to the Act or any other statute or regulations is to be read as though the words as modified or substituted from time to time' were added to the reference;

(e)	the headings and sidenotes do not affect the construction of these rules;

an expression used in a particular Part, Division, Schedule or regulation of the Act that is given by that Part, Division, Schedule or regulation a special meaning for the purpose of that part, Division Schedule or regulation has, in any of these rules that deals with a matter dealt with by that Part, Division, Schedule or regulation, unless the contrary intention appears, the same meaning as in that Part, Division, Schedule or regulation.

3.	SHARES

3.1.	Alteration of Capital

The Company may from time to time by ordinary resolution of shareholders:

(a)	increase the share capital by such sum as determined by the Board and approved by the shareholders;

(b)	consolidate and divide all or any of its share capital into shares of larger amount that its existing shares, or convert, or make provision for the conversion of, all or any of its paid up shares into stock and re-convert, or make provision for the re-conversion of that stock into paid up shares of any denomination;
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(c)	subdivide its existing shares or any of them into shares of smaller amount; or

(d)	cancel any shares which at the date of the passing of the resolution in that behalf have not been taken or agreed to be taken by any person or which have been forfeited and diminish the amount of its share capital by the amount of the shares so cancelled.

3.2.	Increase of capital

(a)	In the event of new shares being offered for subscription to the then Shareholders in proportion to the amount of capital held by them such offer shall be made by notice specifying the number of new shares to which the Shareholder is entitled and limiting the time within which the offer if not accepted will be deemed to be declined and after the expiration of such time or on receipt of an intimation from the Shareholder to whom such notice is given that he declines to accept the shares offered the Board may dispose of the shares in respect of which such difficulty arises in such manner as it thinks most beneficial to the Company.

(b)	If owing to the proportion which the number of new shares bears to the number of shares held by the Shareholder or from any other cause the difficulty shall arise in apportioning the new shares or any of them in the manner aforesaid the Board may dispose of the shares in respect of which such difficulty arises in such manner as it thinks most beneficial to the Company.

(c)	Except so far as otherwise provided by the conditions of issue or by this Constitution and in default of any such determination or so far as the same shall not extend the new shares created by the increase of capital shall be subject to the rules hereby contained with reference to payments of calls transfers transmission forfeiture liens surrender and otherwise and shall confer the same rights and privileges and voting qualifications and otherwise as if they formed part of the shares in the original capital.
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3.3.	Reduction of capital

The Company may by special resolution of shareholders reduce its share capital and any capital redemption reserve fund or any share premium account in any manner and with and subject to any incident authorised and consent required by law and without limiting the generality of the foregoing may do all or any of the following:

(a)	extinguish or reduce the liability of any of its shares in respect of share capital not paid up;

(b)	cancel any paid up capital which is lost or unrepresented by available assets;

(c)	pay off any paid up share capital which is in excess of the needs of the Company.

3.4.	Issue of shares and options

(a)	Without prejudice to any special rights conferred on the holders of any shares, any share in the capital of the Company may be issued with preferred, deferred or other special rights, obligations or restrictions, whether in regard to dividends, voting, return of share capital, payment of Calls or otherwise, as the Board may from time to time determine. Except as provided by contract or these rules to the contrary, all unissued shares are under the control of the Board which may grant options on the shares, issue option certificates in respect of the shares, allot or otherwise dispose of the shares on the terms and conditions and for the consideration it thinks fit. The Company shall maintain a register of options granted under any shareholder approved plan in accordance with the Act.

(b)	The Board shall not without the prior approval of the shareholders in general meeting allot any share in the Company to any person in any case where such allotment would have the effect of such person being registered as the holder of a majority of the issued capital in the Company except where such allotment is pursuant to an offer of shares to substantially all the holders of ordinary shares in the Company generally in proportion to their shareholdings.

(c)	With the approval of shareholders in general meeting, the Company may adopt an equity incentive plan provided such plan is designed to compensate employees, officers, consultants and/or members of the Board for the creation of stockholder value through shareholding in the Company in return for achieving performance-based goals.
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3.5.	Power to pay commission and brokerage

In accordance with applicable law, the Company may pay a commission to any person in consideration of the person subscribing or agreeing to subscribe, whether absolutely or conditionally, for any shares in the Company, or procuring or agreeing to procure subscriptions, whether absolutely or conditionally, for any shares in the Company. The commission may be paid or satisfied in cash or in shares, debentures or debenture stock of the Company or otherwise. The Company may in addition to or instead of commission pay any brokerage permitted by law.

3.6.	Directors may participate

Any Director or any person who is an associate of a Director may participate in any issue by the Company of securities.

3.7.	Surrender of shares

In its discretion, the Board may accept a surrender of shares by way of compromise on any question as to whether or not those shares have been validly issued or in any other case where the surrender is within the powers of the Company. Any shares surrendered may be sold or re-issued in the same manner as forfeited shares.

3.8.	Joint holders

Where 2 or more persons are registered as the holders of any shares, they are deemed to hold the shares as joint tenants with benefits of survivorship subject to the following provisions:

(a)	Number of holders - the Company is not bound to register more than 3 persons as the holders of the shares (except in the case of trustees, executors or administrators of a deceased shareholder);

(b)	Liability for payments - the joint holders of the shares are liable severally as well as jointly in respect of all payments which ought to be made in respect of the shares;

(c)	Death of joint holder - on the death of anyone of the joint holders, the survivor is the only person recognised by the Company as having any title to the shares but the Board may require evidence of death;

(d)	Power to give receipt - anyone of the joint holders may give a receipt for any dividend, bonus or return of capital payable to the joint holders;
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(e)	Notices and certificates - only the person whose name stands first in the Register as one of the joint holders of the shares is entitled, if the Company is required by the Act to issue certificates for shares, to delivery of a certificate relating to the shares or to receive notices from the Company and any notice given to that person is deemed notice to all the joint holders;

(f)	Votes of joint holders – any one of the joint holders may vote at any meeting of the Company either personally or by duly authorised representative, proxy or attorney, in respect of the shares as if that joint holder was solely entitled to the shares. If more than one of the joint holders are present at any meeting personally or by duly authorised representative, proxy or attorney, the joint holder who is present whose name stands first in the Register in respect of the shares is entitled alone to vote in respect of the shares.

3.9.	Issue of redeemable preference shares

(a)	Subject to the Act, any preference shares may be issued on the terms that they are, or at the option of the Board, are liable, to be redeemed and otherwise on such terms and in such manner as the Board determines before the issue.

(b)	The rights conferred upon the holders of the shares of any class issued with preferred or other rights are, unless otherwise expressly provided by the terms of issue of the shares of that class, deemed not to be varied by the creation or issue of further shares ranking equally with the first-mentioned shares.

3.10.	Variation of rights

(a)	The rights attached to any class of shares (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound up, be varied with the consent in writing of Shareholders with a majority of the votes in the class, or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class.

(b)	To every such separate general meeting the rules of this Constitution relating to general meetings shall mutatis mutandis apply except that a quorum shall be two persons who between them hold at least or represent by proxy a majority of the issued shares of the class and that any holder of shares of the class present in person or by proxy may demand a poll.
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3.11.	Issues to Directors and their associates

A Director or any person who for the purposes of Section 9 of the Act would be regarded as a person associated with that Director (“Associated Person”) may only participate (directly or indirectly) in an issue by the Company of shares where the Director or an Associated Person receives the prior approval of shareholders by special resolution at a general meeting where the notice convening the meeting has advised:

(i)	the number of shares to be allotted to the Director or an Associated Person; and

(ii)	the precise terms and conditions of the issue;

(iii)	and the Director and Associated Persons abstain from exercising any voting rights on the resolution;

(iv)	the Director or an Associated Person receives an entitlement of securities under an employee incentive scheme which has been approved by special resolution of shareholders in general meeting; or

(v)	the Director or an Associated Person receives an entitlement of securities under a shareholders dividend plan which has been approved by ordinary resolution of shareholders in general meeting.

3.12.	Purchases using Company Funds

No part of the funds of the Company shall directly or indirectly be employed in the purchase of or in loans upon the security of the Company’s shares but nothing in this Constitution shall prohibit transactions which are permitted in accordance with Sections 259C and Section 259D of the Act. The Directors may, in their discretion, accept a surrender of shares by way of compromise of any question as to whether or not such shares have been validly issued or in any other case where the acceptance of the surrender is within the powers of the Company. Any shares so surrendered may be sold or re-issued in the same manner as forfeited shares.

4.	CALLS

4.1.	Power to make Calls

(a)	Subject to the terms upon which any shares may have been issued, the Board may make Calls from time to time upon the shareholders in respect of all moneys unpaid on their shares (whether on account of the nominal value of the shares or by way of the shares or by way of premium) unless such Calls are fixed by the terms of issue of the shares and each Shareholder shall, subject to receiving at least ten Business Days’ notice specifying the time or times and place of payment, pay to the Company at the time or times so specified the amount Called on his shares.
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(b)	Calls may be made payable by instalments.

4.2.	Obligation for Calls

The Company may make arrangements on the issue of shares for a difference between the holders of those shares in the amount of Calls to be paid and the time of payment of the Calls.

4.3.	When a Call is made

A Call is deemed to have been made at the time when the resolution of the Board authorising the Call was passed. The Call may be revoked or postponed at the discretion of the Board at any time prior to the date on which payment in respect of the Call is due.

4.4.	Interest on the late payment of Calls

If any sum payable in respect of a Call is not paid on or before the date for payment, the shareholder from whom the sum is due is to pay interest on the unpaid amount from the due date to the date of payment at the rate the Board determines from time to time. The Board may waive the whole or part of any interest paid or payable under this rule.

4.5.	Instalments

If, by the terms of an issue of shares, any amount is payable in respect of any shares by instalments, every instalment is payable as if it is a Call duly made by the Board of which due notice had been given, and, subject thereto, all provisions of these rules with respect to the payment of Calls and of interest or to the forfeiture of shares for non-payment of Calls or with respect to liens or charges apply to the instalment and to the shares in respect of which it is payable.

4.6.	Payment in advance of Calls

If the Board thinks fit it may receive from any shareholder all or any part of the moneys unpaid on all or any of the shares held by that shareholder beyond the sums actually called up and then due and payable either as a loan repayable or as a payment in advance of Calls. The Company may pay interest on the moneys advanced at the rate and on the terms agreed by the Board and the shareholder paying the sum in advance but at a rate not exceeding ten per centum (10%) per annum without the sanction of the shareholders in general meeting.

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4.7.	Non-receipt of notice of Call

Notice of any Call shall be in writing including such information as the Act may require, but the non-receipt of a notice of any Call by, or the accidental omission to give notice of any Call to, any shareholder does not invalidate the Call.

4.8.	Joint Shareholders

The joint holders of a share shall be jointly and severally liable to pay all Calls in respect thereof.

4.9.	Shareholder Differentiation

The Directors may, on the issues of shares, differentiate between shareholders as to the amount of Calls to be paid and the times of payment.

4.10.	Notice to branch Register

Whenever any shares are registered on a branch Register it shall be the duty of the Secretary forthwith after the making of any Call to notify the officer in charge of the branch Register by facsimile of the amount of such Call and the date for payment thereof. Upon receipt of such notification such officer shall give notice of the Call so made to the shareholders whose names are entered on the branch Register.

5.	FORFEITURE AND LIEN

5.1.	Notice requiring payment of sums payable

If any shareholder fails to pay any sum payable on or in respect of any shares, either for allotment money, Calls or instalments, on or before the day for payment, the Board may, at any time after the day specified for payment whilst any part of the sum remains unpaid, serve a notice on the shareholder requiring that shareholder to pay the sum together with interest accrued and all expenses incurred by the Company by reason of the non-payment.

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5.2.	Time and place for payment

The notice referred to in rule 5.1 is to name a day on or before which the sum, interest and expenses (if any) are to be paid and the place where payment is to be made. The notice is also to state that, in the event of non-payment at or before the time and at the place specified, the shares in respect of which the sum is payable will be liable to be forfeited.

5.3.	Forfeiture on non-compliance with notice

If there is non-compliance with the requirements of any notice given pursuant to rule 5.1, any shares in respect of which notice has been given may, at any time after the day specified in the notice for payment whilst any part of allotment moneys, Calls, instalments, interest and expenses (if any) remains unpaid, be forfeited by a resolution of the Board to that effect. The forfeiture is to include all dividends, interest and other moneys payable by the Company in respect of the forfeited shares and not actually paid before the forfeiture.

5.4.	Notice of forfeiture

When any share is forfeited, notice of the resolution of the Board is to be given to the shareholder in whose name it stood immediately prior to the forfeiture, and an entry of the forfeiture and the date of forfeiture is to be made in the Register. Failure to give notice or make the entry as required by this rule does not invalidate the forfeiture.

5.5.	Disposal of forfeited shares

Any forfeited share is deemed to be the property of the Company and the Board may sell or otherwise dispose of or deal with the share in any manner it thinks fit and with or without any money paid on the share by any former holder being credited as paid up.

5.6.	Annulment of forfeiture

The Board may, at any time before any forfeited share is sold or otherwise disposed of, annul the forfeiture of the share upon any condition it thinks fit.

5.7.	Liability notwithstanding forfeiture

Any shareholder whose shares have been forfeited is, notwithstanding the forfeiture, liable to pay and is obliged forthwith to pay to the Company all sums of money, interest and expenses owing upon or in respect of the forfeited shares at the time of forfeiture, together with expenses and interest from that time until payment at the rate the Board from time to time determines. The Board may enforce the payment or waive the whole or part of any sum paid or payable under this rule as it thinks fit.

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5.8.	Company’s lien or charge

The Company has a first and paramount lien or charge for unpaid Calls, instalments, reasonable interest due in relation to any Call or instalments and any amounts the Company is called upon by law to pay (and has paid) in respect of the shares of a shareholder upon shares registered in the name of the shareholder in respect of which the Calls, instalments and interest are due and unpaid or in respect of which the amounts are paid and upon the proceeds of sale of the shares. The lien or charge extends to all dividends from time to time declared in respect of the shares provided that, if the Company registers a transfer of any shares upon which it has a lien or charge without giving the transferee notice of any claim it may have at that time, the shares are freed and discharged from the lien or charge of the Company in respect of that claim.

5.9.	Sale of shares to enforce lien

The Company may do all such things as may be necessary or appropriate for it to do to effect a transfer or to protect any lien, charge or other right to which it may be entitled under any law or these rules.

5.10.	Title of shares forfeited or sold to enforce lien

(a)	In a sale or a re-allotment of forfeited shares or in the sale of shares to enforce a lien or charge, a statutory declaration in writing that the declarant is a Director of the Company and that a share in the Company has been duly forfeited on a date stated in the declaration shall be conclusive evidence of the facts therein stated as against all persons entitled to the shares immediately before the forfeiture, sale or re-allotment of the shares. The Company may receive the purchase money or consideration (if any) given for the shares on any sale or re-allotment.

(b)	In a re-allotment, a certificate signed by a Director or the Secretary to the effect that the shares have been forfeited and the receipt of the Company for the price of the shares constitutes a good title to them.

(c)	In a sale, the Company may appoint a person to execute or effect a transfer in favour of the person to whom the shares are sold.

(d)	Upon the issue of the receipt or the execution of the transfer the person to whom the shares have been re-allotted or sold is to be registered as the holder of the shares, discharged from all Calls or other money due in respect of the shares prior to the re-allotment or purchase and the person is not bound to see to the regularity of the proceedings or to the application of the purchase money or consideration; nor is the person's title to the shares affected by any irregularity or invalidity in the proceedings relating to the forfeiture, sale or re-allotment.
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(e)	The net proceeds of any sale or re-allotment are to be applied first in payment of all costs of or in relation to the enforcement of the lien or charge or the forfeiture (as the case may be) and of the sale or re-allotment, next in satisfaction of the amount in respect of which the lien exists as is then payable to the Company (including interest) and the residue (if any) paid to, or at the direction of, the person registered as the holder of the shares immediately prior to the sale or re-allotment or to the person's executors, administrators or assigns upon the production of any evidence as to title required by the Board.

(f)	If a certificate for the shares is not produced to the Company, the Board may, where the Company is required by the Act to issue certificates for shares, issue a new certificate distinguishing it from the certificate (if any) which was not produced.

6.	PAYMENTS BY THE COMPANY

6.1.	Payments by the Company

If any law of any place imposes or purports to impose any immediate or future or possible liability on the Company to make any payment or empowers any government or taxing authority or government official to require the Company to make any payment in respect of any securities held either jointly or solely by any holder or in respect of any transfer of those securities or in respect of any interest, dividends, bonuses or other moneys due or payable or accruing due or which may become due or payable to the holder by the Company on or in respect of any securities or for or on account or in respect of any holder of securities, whether in consequence of:

(a)	the death of the holder;

(b)	the non-payment of any income tax or other tax by the holder;

(c)	the non-payment of any estate, probate, succession, death, stamp or other duty by the holder or the trustee, executor or administrator of that holder or by or out of the holder's estate;

(d)	any assessment of income tax against the Company in respect of interest or dividends paid or payable to the holder; or

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(e)	any other act or thing,

the Company may exercise any of the rights set out in rule 6.2.

6.2.	Rights of the Company

In each of the situations described in rules 6.1(a) to (e), the Company:

(a)	is to be fully indemnified from all liability by the holder or the holder's trustee, executor or administrator and by any person who becomes registered as the holder of the securities on the distribution of the deceased holder's estate;

(b)	has a lien or charge upon the securities for all moneys paid by the Company in respect of the securities under or in consequence of any law;

(c)	has a lien upon all dividends payable in respect of the securities registered in the Register as held either jointly or solely by the holder for all moneys paid by the Company in respect of the securities under or in consequence of any law, together with interest at a rate the Board may determine from time to time from the date of payment to the date of repayment, and may deduct or set off against any dividends payable any moneys paid by the Company together with interest;

(d)	may recover as a debt due from the holder or the holder's trustee, executor or administrator or any person who becomes registered as the holder of the securities on the distribution of the deceased holder's estate, any moneys paid by the Company under or in consequence of any law which exceed any dividend, bonus or other money then due or payable by the Company to the holder together with interest at a rate the Board may determine from time to time from the date of payment to the date of repayment; and

(e)	may, if any money is paid by the Company under any law, refuse to register a transfer of any securities by the holder or the holder's trustee, executor or administrator until the money and interest is set off or deducted or, in case the money and interest exceeds the amount of any dividend then due or payable by the Company to the holder, until the excess is paid to the Company.

6.3.	No prejudice to the Company

Nothing in rules 6.1 or 6.2 prejudices or affects any right or remedy which any law confers on the Company, and, as between the Company and each holder, each holder's trustee, executor, administrator and estate, any right or remedy which the law confers on the Company, is enforceable by the Company.

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7.	TRANSFER AND TRANSMISSION OF SECURITIES

7.1.	Instrument of transfer

Subject to these rules, a security holder may transfer all or any of the security holder's securities:

(a)	in any manner required or permitted by any applicable laws, rules or regulations applying in relation to any computerised or electronic system established or recognised by the Company for the purpose of facilitating dealings in securities, including a transfer that may be effected pursuant to an electronic transfer process; and

(b)	by any instrument in writing in any usual or common form or in any other form that the Board approves.

7.2.	Registration procedure

Where an instrument of transfer referred to in rule 7.1 is to be used by a security holder to transfer securities the following provisions apply:

(a)	it must be executed by or on behalf of both the transferor and the transferee unless it is a sufficient transfer of marketable securities within the meaning of the Act or other applicable securities laws;

(b)	the instrument of transfer must be left for registration at the share registry of the Company, accompanied by the certificate for the securities to which it relates (if any) and such information as the Board properly requires to show the right of the transferor to make the transfer, and in that event, the Company must, subject to the powers vested in the Board by these rules, register the transferee as a security holder;

(c)	the Company must register all registrable transfer forms, split certificates, renunciations and transfers, issue certificates and transmission receipts and mark or note transfer forms without charge except in the case the Company issues a certificate for securities where the issue of a certificate is to replace a lost or destroyed certificate;

(d)	on registration of a transfer of securities, the Company must cancel the old certificate (if any).
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7.3.	Completion of registration

(a)	Except in the case of a proper computerised transfer recognised by the Company, a transferor of securities remains the holder of the securities transferred until the transfer (if any) is registered and the name of the transferee is entered in the Register in respect of the securities. The right to any dividends declared on any shares subject to a transfer will be determined by reference to the record date for the purposes of that dividend and the date of registration of the transfer.

(b)	The Company must comply with such obligations as may be imposed on it by the rules of any relevant computerised or electronic system in connection with any transfer of securities.

7.4.	Transmission on death of single shareholder

The trustee, executor or administrator of a deceased shareholder (who is not one of several joint holders) is the only person recognised by the Company as having any title to securities registered in the name of the deceased shareholder provided that the Board may, subject to compliance by the transferee with these rules, register any transfer signed by a shareholder prior to the shareholder's death notwithstanding that the Company has notice of the shareholder's death.

7.5.	Transmission on death of joint shareholder

If a shareholder who owns shares jointly dies, the Company will recognise only the survivor as being entitled to the shareholder’s interest in the shares. The estate of the shareholder is not released from any liability in respect of the shares.

7.6.	Transmission on bankruptcy

If a person entitled to shares because of the bankruptcy of a shareholder gives the Directors the information they reasonably require to establish the person’s entitlement to be registered as holder of the shares, the person may:

(a)	by giving a written and signed notice to the Company, elect to be registered as the holder of the shares; or

(b)	by giving a completed transfer form to the Company, transfer the shares to another person.

On receiving an election under paragraph (a), the Company must register the person as the holder of the shares.

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This rule has effect subject to the Bankruptcy Act 1966 (Cth).

7.7.	Transmission on mental incapacity

If a person entitled to shares because of the mental incapacity of a shareholder gives the Directors the information they reasonably require to establish the person’s entitlement to be registered as the holder of the shares:

(a)	The person may:

(i)	by giving a written and signed notice to the Company, elect to be registered as the holder of the shares; or

(ii)	by giving a completed transfer form to the Company, transfer the shares to another person; and

(b)	the person is entitled, whether or not registered as the holder of the shares, to the same rights as the shareholder.

On receiving an election under paragraph (a)(i), the Company must register the person as the holder of the shares.

7.8.	Transfer between Registers

The Board may transfer shares from the principal Register to a branch Register or from a branch Register to the principal Register or from one branch Register to another branch Register and may at any time upon complying with the provisions of the Act discontinue any branch Register.

7.9.	Unmarketable Parcels

(a)	Where the Company is Listed, if a Shareholder holds an Unmarketable Parcel of shares, the Company may sell or otherwise dispose of (‘Divest’) those shares (together with all rights attached to them, including any dividends declared but unpaid) if that Unmarketable Parcel of shares was created by the transfer of a parcel of shares that was an Unmarketable Parcel at the time a proper transfer of shares occurred (the ‘Relevant Shares’).

(b)	The Company is not required to give a Shareholder any notice in respect of the Relevant Shares before the Company can Divest the Relevant Shares.

(c)	After the Company had Divested the Relevant Shares, the Company must send the proceeds of the sale of the Relevant Shares (less expenses reasonably incurred by the Company in the Divestment of the Relevant Shares) to the Registered Address of the Shareholder.
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8.	GENERAL MEETINGS

8.1.	General meetings

(a)	A general meeting shall be held once in every calendar year at such time and place as may be determined by the Board in accordance with the Act.

(b)	The abovementioned general meetings shall be called annual general meetings; all other general meetings shall be called general meetings.

(c)	General meetings may be called by the Board and held in the manner determined by the Board. Except as permitted by the Act, no other person may convene a general meeting of the Company. By resolution of the Board, any general meeting (other than a general meeting which has been requisitioned or called by shareholders or by a single Director if permitted by the Act) may be cancelled or postponed prior to the date on which it is to be held.

(d)	A person, whether or not a shareholder, who is requested by the Board or the Chairman to attend a general meeting, is entitled to be present.

8.2.	Notice of general meeting

(a)	Not less than 28 days notice of a general meeting, or such other period prescribed by the Act or other applicable law, rule or regulation, may be given by the Board in the form and in the manner the Board thinks fit including notice of any general meeting at which the Board proposes or these rules require that an election of Directors be held. Notice of meetings shall be given to the shareholders, the Directors, and to such persons as are entitled to receive notice under these rules or the Act or other applicable law, rule or regulation. The non-receipt of a notice of any general meeting by, or the accidental omission to give notice to, any person entitled to notice does not invalidate any resolution passed at that meeting.

(b)	If the meeting is to be held at 2 or more places the notice is to set out details of the technology that will be used to facilitate such a meeting and any other matters required to be stated by the Act in relation to the use of such technology.
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9.	PROCEEDINGS OF MEETINGS

9.1.	Quorum

A majority of shareholders constitute a quorum for a general meeting. No business may be transacted at any meeting except the election of a Chairman and the adjournment of the meeting unless the requisite quorum is present at the commencement of the business.

9.2.	If quorum not present

If within 15 minutes after the time appointed for a meeting a quorum is not present, the meeting:

(a)	if convened by a Director, or at the request of Shareholders, is dissolved; and

(b)	in any other case stands adjourned to the same day in the next week and the same time and place, or to such other day, time and place as the Directors appoint by notice to the Shareholders and others entitled to notice of the meeting.

9.3.	Chairman

(a)	The Chairman of the Board is entitled to take the chair at every general meeting.

(b)	If at any general meeting:

(i)	the Chairman of the Board is not present at the specified time for holding the meeting; or

(ii)	the Chairman of the Board is present but is unwilling to act as Chairman of the meeting,

the deputy Chairman of the Board is entitled to take the chair at the meeting.

(c)	If at any general meeting:

(i)	there is no Chairman of the Board or deputy Chairman of the Board;

(ii)	the Chairman of the Board and deputy Chairman of the Board are not present at the specified time for holding the meeting; or

(iii)	the Chairman of the Board and the deputy Chairman of the Board are present but each is unwilling to act as Chairman of the meeting,
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the Directors present may choose another Director as Chairman of the meeting and if no Director is present or if each of the Directors present are unwilling to act as Chairman of the meeting, a shareholder chosen by the shareholders present is entitled to take the chair at the meeting.

9.4.	Acting Chairman

If during any general meeting the Chairman acting pursuant to rule 9.3 is unwilling to act as chairman for any part of the proceedings, the Chairman may withdraw as Chairman during the relevant part of the proceedings and may nominate any person who immediately before the general meeting was a Director or who has been nominated for election as a Director at the meeting to be acting Chairman of the meeting during the relevant part of the proceedings. Upon the conclusion of the relevant part of the proceedings the acting Chairman is to withdraw and the Chairman is to resume acting as Chairman of the meeting.

9.5.	General conduct of meeting

Except as provided by the Act, the general conduct of each general meeting of the Company and the procedures to be adopted at the meeting are as determined by the Chairman. The Chairman may at any time the Chairman considers it necessary or desirable for the proper and orderly conduct of the meeting demand the cessation of debate or discussion on any business, question, motion or resolution being considered by the meeting and require the business, question, motion or resolution to be put to a vote of the shareholders present. The Chairman may require the adoption of any procedure which is in the Chairman's opinion necessary or desirable for the proper and orderly casting or recording of votes at any general meeting of the Company, whether on a show of hands or on a poll.

9.6.	Adjournment

The Chairman may at any time during the course of the meeting adjourn from time to time and place to place the meeting or any business, motion, question or resolution being considered or remaining to be considered by the meeting or any debate or discussion and may adjourn any business, motion, question, resolution, debate or discussion either to a later time at the same meeting or to an adjourned meeting. If the Chairman exercises a right of adjournment of a meeting pursuant to this rule, the Chairman has the sole discretion to decide whether to seek the approval of the shareholders present to the adjournment and unless the Chairman exercises that discretion, no vote may be taken by the shareholders present in respect of the adjournment. No business may be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

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9.7.	Voting

(a)	Each question submitted to a general meeting is to be decided in the first instance by a show of hands of the shareholders present and entitled to vote. In the case of an equality of votes, the Chairman, both on a show of hands and at a poll, has no casting vote in addition to the vote or votes to which the Chairman may be entitled as a shareholder or as a proxy, attorney or duly appointed representative of a shareholder.

(b)	On a show of hands, where the Chairman has 2 or more appointments that specify different ways to vote on a resolution, the Chairman must not vote as a proxy.

9.8.	Declaration of vote on a show of hands; when poll demanded

(a)	At any meeting, unless a poll is demanded, a declaration by the Chairman that a resolution has been passed or lost, having regard to the majority required, and an entry to that effect in the book to be kept of the proceedings of the Company signed by the Chairman of that or the next succeeding meeting, is conclusive evidence of the fact, without proof of the number or proportion of the votes recorded in favour of or against the resolution.

(b)	A poll may be demanded:

(i)	before a vote is taken;

(ii)	before the voting results on a show of hands are declared; or

(iii)	immediately after the voting results on a show of hands are declared.

(c)	A poll may be demanded by:

(i)	the Chairman;

(ii)	at least 5 shareholders present entitled to vote on the resolution; or

(iii)	by a shareholder or shareholders present with at least 5% of the votes that may be cast on the resolution on a poll.
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9.9.	Taking a Poll

If a poll is effectively demanded:

(a)	it must be taken in the manner and at the place and time directed by the Chairman and the result of the poll is deemed to be the resolution of the meeting at which the poll was demanded;

(b)	on the election of a Chairman or on a question of adjournment, it must be taken immediately;

(c)	the demand may be withdrawn;

(d)	the demand does not prevent the continuance of the meeting for the transaction of any business other than the question on which the poll has been demanded; and

(e)	in the case of any dispute as to the admission or rejection of a vote, the Chairman’s determination in respect of the dispute made in good is final.

9.10.	Continuation of business

A demand for a poll does not prevent the continuance of a meeting for the transaction of any business other than the question on which a poll has been demanded. A poll demanded on any question of adjournment is to be taken at the meeting immediately and without adjournment.

10.	SPECIAL MEETINGS

All the provisions of these rules as to general meetings apply to any special meeting of any class of shareholders which may be held pursuant to the operation of these rules or the Act.

11.	VOTES OF SHAREHOLDERS

11.1.	Voting rights

Subject to the restrictions on voting from time to time affecting any class of shares and subject to rules 3.8(f), 11.6 and 11.10:

(a)	on a show of hands, each shareholder present has one vote;

(b)	where a shareholder has appointed 2 persons as proxies for that shareholder, neither proxy may vote on a show of hands;
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(c)	where a person is entitled to vote by virtue of rule 11.5 in more than one capacity, that person is entitled only to one vote on a show of hands;

(d)	if the person appointed as proxy has 2 or more appointments that specify different ways to vote on a resolution, the proxy must not vote on a show of hands; and

(e)	on a poll, each shareholder present:

(i)	has one vote for each fully paid share held; and

(ii)	has for each share which is not fully paid a fraction of a vote equivalent to the proportion which the amount paid up, but not credited as paid up, on that share bears to the total of the amounts paid and payable (excluding amounts credited) on that share.

11.2.	Objection to voting qualification

(a)	An objection to the right of a person to attend or vote at the meeting or adjourned meeting:

(i)	may not be raised except at that meeting or adjourned meeting; and

(ii)	must be referred to the Chairman of the meeting, whose decision is final.

(b)	A vote not disallowed under the objection is valid for all purposes.

11.3.	Voting rights of personal representatives, etc

Any person entitled under rules 7.4, 7.5, 7.6 or 7.7 to transfer any shares may vote at a general meeting in the same manner as if the person were the registered holder of the shares provided that at least 48 hours before the time of holding the meeting at which the person proposes to vote the person has satisfied the Board of the person's right to transfer the shares, unless the Board has previously admitted the person's right to vote at the meeting in respect of the shares.

11.4.	Appointment of proxies

(a)	Any shareholder entitled to vote at a general meeting may appoint a proxy. Any shareholder who is entitled to cast 2 or more votes at a general meeting may appoint not more than 2 proxies to vote at a general meeting on that shareholder's behalf and may, but need not, direct the proxy or proxies how to vote in relation to or on any resolution.
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(b)	The Company must record in the minutes of a general meeting, in respect of each resolution in the notice of meeting, the total number of proxy votes exercisable by all proxies validly appointed and:

(i)	if the resolution is decided on a show of hands - the total number of proxy votes in respect of which the appointment specified that:

(A)	the proxy is to vote for the resolution:

(B)	the proxy is to vote against the resolution;

(C)	the proxy is to abstain on the resolution;

(D)	the proxy is to vote at the proxy's discretion.

(ii)	if the resolution is decided on a poll- the information specified in rule 11.4(b)(i) and the total number of votes cast on the poll:

(A)	in favour of the resolution;

(B)	against the resolution;

(C)	abstaining on the resolution.

(c)	A proxy need not be a Shareholder of the Company.

(d)	Where a shareholder appoints 2 proxies and each proxy is not appointed to represent a specified proportion of the shareholder's voting rights, then each proxy may exercise half of the shareholder's voting rights.

(e)	The instrument appointing a proxy (and the power of attorney, if any, under which it is signed or proof of the power of attorney to the satisfaction of the Board) must be deposited duly stamped (if necessary) at the Office, faxed to the Office or deposited, faxed or sent by electronic mail to any other place specified in the notice of meeting before the time for holding the meeting or adjourned meeting or poll at which the person named in the instrument proposes to vote and in default the instrument of proxy shall be treated as invalid.

(f)	No instrument appointing a proxy is, except as provided in this rule, valid after the expiration of 12 months after the date of its execution. Any shareholder may deposit at the Office an instrument duly stamped (if necessary) appointing a proxy and the appointment is valid for all or any stipulated meetings of the Company.
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11.5.	Voting by corporation

Any corporation, being a shareholder and entitled to vote, may by resolution of its directors or other governing body or by an instrument of proxy authorise any person, though not a shareholder of the Company, or any person occupying a particular office from time to time, to act as its representative at meetings, and such representative is, in accordance with their authority and until their authority is revoked by the corporation which they represent, entitled to exercise the same powers on behalf of the corporation which they represent as that corporation could exercise if it were a natural person who was a shareholder.

11.6.	Validity of vote

A vote given in accordance with the terms of an instrument of proxy or power of attorney is valid notwithstanding the previous death or unsoundness of mind of the principal or revocation of the instrument of proxy or power of attorney or transfer of the shares in respect of which the vote is given, provided no notice in writing of the death, unsoundness of mind, revocation or transfer has been received at the Office before the meeting or any adjourned meeting. A proxy is not revoked by the principal attending and taking part in the meeting, unless the principal actually votes at the meeting on the resolution for which the proxy is proposed to be used.

11.7.	Form and execution of instrument of proxy

(a)	An instrument appointing a proxy is required to be in writing signed by the appointor or the attorney of the appointor or, if the appointor is a corporation, under its common seal or signed by a duly authorised officer and in the form which the Board may from time to time prescribe to accept. The instrument of proxy is deemed to include the right to demand or join in demanding a poll and (except to the extent to which the proxy is specifically directed to vote for or against any proposal) the power to act generally at the meeting for the person giving the proxy.

(b)	An instrument appointing a proxy, unless the contrary is stated, is valid for any adjournment of the meeting, as well as for the meeting to which it relates. Any duly signed proxy which is incomplete may be completed by the Secretary on authority from the Board and the Board may authorise completion of the proxy by the insertion of the name of any member of the Board as the person in whose favour the proxy is given.
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11.8.	Board to issue forms of proxy

The Board may issue with any notice of general meeting of shareholders or any class of shareholders forms of proxy for use by the shareholders. Each form shall make provision for the shareholder to write in the name of the person or persons to be appointed as proxy and may provide that, if the shareholder does not so write in one or more names, the proxy shall be one or more persons named on the form. The form may include the names of any of the Directors or of any other persons as suggested proxies. The forms are to be worded so that a proxy may be directed to vote either for or against each or any of the resolutions to be proposed.

11.9.	Attorneys of shareholders

Any shareholder may, by duly executed power of attorney, appoint an attorney to act on the shareholder's behalf at all or certain specified meetings of the Company. Before the attorney is entitled to act under the power of attorney, the power of attorney or proof of the power of attorney to the satisfaction of the Board must be produced for inspection at the Office or any other place the Board may determine from to time together, in each case, with evidence of the due execution of the power of attorney as required by the Board. The attorney may be authorised to appoint a proxy for the shareholder granting the power of attorney.

11.10.	Rights of shareholder indebted to company in respect of other shares

Subject to any restrictions from time to time affecting the right of any shareholder or class of shareholders to attend any meeting, a shareholder holding a share in respect of which for the time being no Call is due and payable to the Company is entitled to be present at any general meeting and to vote and be reckoned in a quorum notwithstanding that any Call is then due and payable to the Company by the shareholder in respect of any other share held by the shareholder provided that, upon a poll, a shareholder is only entitled to vote in respect of shares held by the shareholder upon which, at the time when the poll is taken, no Call is due and payable to the Company.

12.	DIRECTORS

12.1.	Number and appointment of Directors

(a)	The names of the first Directors are those persons named as Directors in the application for registration of the Company.
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(b)	The number of Directors (not including alternate Directors) is required to be the number, not being less than 3 nor more than 10, which the Board in general meeting may from time to time determine provided that the Board in general meeting may not reduce the number below the number of Directors in office at the time of the reduction.

(c)	All Directors are required to be natural persons.

(d)	The Company must have at least three directors and at least two of those directors must ordinarily reside in Australia.

(e)	It shall not be necessary for a Director to hold any shares in the Company.

12.2.	Power to appoint Directors

The Board has the power at any time to appoint any person as a Director, either to fill a casual vacancy or as an addition to the Board but so that the number of Directors does not exceed the maximum number determined pursuant to rule 12.1(b). Any Director appointed under this rule may hold office only until the next annual general meeting of the Company and is then eligible for election at that meeting but is not to be taken into account in determining the number of Directors who are to retire by rotation at the meeting if that general meeting is an annual general meeting.

12.3.	Remuneration of Directors

(a)	Subject to rule 12.3(b), the Directors are to be paid out of the funds of the Company as remuneration for their services as Directors, such sum accruing from day to day as the shareholders in general meeting determine to be divided among them in such proportion and manner as they agree or in default of agreement equally.

(b)	Subject to rule 15.1, the Directors' remuneration for their services as Directors is by fixed sum and not a commission on or percentage of profits or operating revenue and may not be increased except at a general meeting where particulars of the proposed increase have been given to the shareholders in the notice convening the meeting. The notice shall set forth the maximum sum that may be paid to the Directors in the event of approval being given to the proposed increase in remuneration.

(c)	Notwithstanding anything contained in this Constitution executive directors shall not be entitled to receive as part or whole of their remuneration a commission on or percentage of operating revenue.
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12.4.	Remuneration of Directors for extra services

Any Director who devotes special attention to the business of the Company, or who otherwise performs services which in the opinion of the Board are outside the scope of the ordinary duties of a Director, or who at the request of the Board engages in any journey on the business of the Company, may be paid extra remuneration as determined by the Board.

12.5.	Travelling and other expenses

Every Director is, in addition to any other remuneration provided for in these rules, entitled to be paid from Company funds all reasonable travel, accommodation and other expenses incurred by the Directors in attending meetings of the Company or of the Board or of any Committees or while engaged on the business of the Company, and if any of the Directors shall be called upon to perform extra services or exercise any special professional requirements for any purpose of the Company or to make special exertions in going from his usual residence abroad or otherwise for any purpose of the Company, he shall be paid all his travelling outlays and such additional sum by way of remuneration as shall be fixed by the Directors.

12.6.	Retirement benefits

(a)	Any Director may be paid a retirement benefit, as determined by the Board, in accordance with the Act. The Board is authorised to make arrangements with any Director with respect to the payment of retirement benefits in accordance with this rule.

(b)	No retirement benefit will be paid to any Director unless particulars with respect to the proposed payment including the amount thereof have been disclosed to the shareholders and the proposal has been approved by the shareholders in general meeting.

12.7.	Directors may contract with Company

(a)	A Director is not disqualified by the office of Director from contracting or entering into any arrangement with the Company or any other person either as vendor, purchaser or otherwise and no contract or arrangement entered into with the Company or any other person by a Director or any contract or arrangement entered into by or on behalf of the Company or any other person in which a Director is in any way interested may be avoided for that reason. A Director is not liable to account to the Company for any profit realised by any contract or arrangement, by reason of holding the office of Director or of the fiduciary relationship established by the office.
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(b)	No Director may as a Director vote in respect of any contract or arrangement in which the Director has directly or indirectly any material personal interest if to do so would be contrary to the Act and if the Director does vote his vote may not be counted nor shall the Director be counted in the quorum present at the meeting but either or both of these prohibitions may at any time be relaxed or suspended to any extent by ordinary resolution passed at a general meeting, if permitted by the Act.

(c)	A Director who is interested in any contract or arrangement may, notwithstanding the interest, attest the affixing of the Seal to, or otherwise executing any document evidencing or otherwise connected with the contract or arrangement.

12.8.	Director may hold other office

(a)	A Director may hold any other office or position under the Company (except that of auditor) in conjunction with the office of Director, on terms and at a remuneration in addition to remuneration (if any) as a Director, as the Board approves.

(b)	A Director may be or become a Director of or hold any other office or position under any corporation promoted by the Company, or in which it may be interested, whether as a vendor or shareholder or otherwise, or with any other corporation or organisation, and the Director is not accountable for any benefits received as a Director or shareholder of or holder of any other office or position under that corporation or organisation.

12.9.	Exercise of voting power in other corporations

The Board may exercise the voting power conferred by the shares in any corporation held or owned by the Company as the Board thinks fit (including the exercise of the voting power in favour of any resolution appointing the Directors or any of them directors of that corporation or voting or providing for the payment of remuneration to the directors of that corporation) and a Director of the Company may vote in favour of the exercise of those voting rights notwithstanding that the Director is, or may be about to be appointed, a director of that other corporation and may be interested in the exercise of those voting rights.

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13.	[INTENTIONALLY omitted]

14.	ELECTION OF DIRECTORS

14.1.	Nomination of Directors

No person is eligible for election to the office of Director at any general meeting unless the person or some shareholder intending to nominate the person has given notice in writing signed by the nominee giving consent to the nomination and signifying either candidature for the office or the intention of the shareholder to nominate the nominee. To be valid, the notice is required to be left at the Office not less than 10 Business Days before the meeting unless the nominee has been recommended by the Board for election, in which case the notice is required to be left at the Office at least 5 Business Days before the meeting.

14.2.	Removal of Directors

The Company may by ordinary resolution passed at any general meeting remove any Director before the expiration of his period of office and appoint another qualified person in his stead. The person so appointed shall hold office during such time only as the Director in whose place he is appointed would have held the same if he had not been removed.

15.	MANAGING DIRECTOR

15.1.	Appointment of a Managing Director

The Board may from time to time appoint one of the Board to be Managing Director (who may bear that title or any other title determined by the Board) for a period ending on the happening of events (if any) stipulated by the Board, at a remuneration which may be by way of salary or commission on or participation in profits or by any or all of these methods (but not by a commission on or percentage of operating revenue) and otherwise on terms as determined by the Board from time to time. The Board may confer upon a Managing Director any of the powers exercisable under these rules by the Board as it thinks fit and upon any conditions it thinks expedient but the conferring of powers by the Board upon a Managing Director does not exclude the exercise of those powers by the Board. The Board may revoke or vary any powers conferred on the Managing Director.

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15.2.	Managing Director not to be subject to retirement by rotation

A Managing Director is not subject to retirement as a Director by rotation while continuing to hold the office of Director and is not to be taken into account in determining the rotation or retirement of Directors or the number of Directors to retire. The Managing Director is subject to the same provisions as to resignation and removal as the other Directors of the Company and it shall not be necessary for the Board to give any notice before removing any Managing Director from such position. A Managing Director ceases to be a Managing Director if the Managing Director ceases to hold office as a Director.

15.3.	Remuneration

The remuneration of a Managing Director shall subject to the provisions of any contract between him and the Company from time to time be fixed by the Directors and may be by way of fixed salary or commission on dividends or profits of the Company or any other company in which the Company is interested or by participation in any such profits or by any or all of those modes.

16.	ASSOCIATE DIRECTORS

(a)	The Directors may from time to time appoint or remove associate directors and subject to paragraph (c) hereof fix vary determine or limit their duties and powers.

(b)	No person other than a senior executive officer of the Company or of one of its subsidiary or associate companies shall be appointed an associate director.

(c)	An associate director shall not have the right to attend meetings of the Directors except by the specific invitation and with the consent of the Directors. An associate director shall not be counted in a quorum at any such meeting nor shall he be entitled to exercise a vote.

(d)	An associate director may be appointed to a committee of directors and unless otherwise determined by the Directors an associate director so appointed shall be counted in a quorum of such committee and shall be entitled to exercise a vote.

(e)	The rules of this Constitution relating to Directors shall not apply to associate directors.

(f)	An associate director shall not be entitled to receive any remuneration for his attendance at any meeting.
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17.	PROCEEDINGS OF DIRECTORS

17.1.	Procedures relating to Directors’ meetings

(a)	The Board may meet together, upon each Director being given reasonable notice, for the dispatch of business, adjourn and otherwise regulate its meetings as it thinks fit.

(b)	Two Directors form a quorum until otherwise determined by the Board.

(c)	Notice is deemed to have been given to a Director and all Directors are hereby deemed to have consented to the method of giving notice if notice is sent by mail, personal delivery, facsimile transmission or by electronic mail to the usual place of residence, fax number or electronic address of the Director (if any, fax number or electronic address is notified to the Company) or at any other address given to the Secretary by the Director from time to time, subject to the right of the Director to withdraw their consent within a reasonable period before a meeting.

17.2.	Meetings by telephone or other means of communication

The Directors may meet either in person or by telephone or by other means of communication consented to by all Directors subject to the right of a Director to withdraw their consent within a reasonable period before a meeting. All persons participating in the meeting must be able to hear and be heard by all other participants. A meeting conducted by telephone or other means of communication is deemed to be held at the place agreed upon by the Directors attending the meeting, provided that at least one of the Directors present at the meeting is at that place for the duration of the meeting.

17.3.	Votes at meetings

Questions arising at any meeting shall be decided by a majority of votes. In the case of an equality of votes, the Chairman shall have a second or casting vote except when only two Directors are present or only two Directors are competent to vote on the question then at issue.

17.4.	Convening of meetings

The Chairman or the Board may at any time convene a meeting of the Board and the Secretary must do so if directed by anyone Director.

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17.5.	Chairman

The Board may elect a Chairman and a deputy Chairman of its meetings and determine the period for which each is to hold office. If no Chairman or deputy Chairman is elected or if at any meeting the Chairman and the deputy Chairman are not present at the time specified for holding the meeting (or, if being present, the relevant Directors refuse to act as Chairman or deputy Chairman), the Directors present may choose one of their number to be Chairman of the meeting.

17.6.	Powers of meetings

A meeting of the Board or any adjournment of a meeting at which a quorum is present is competent to exercise any of the authorities, powers and discretions for the time being vested in or exercisable by the Board.

17.7.	Delegation of powers to Committees

The Board may, subject to the constraints imposed by law, delegate any of its powers to Committees consisting of one or more Directors or any other person or persons as the Board thinks fit. Any Committee formed or person or persons appointed to the Committee must, in the exercise of the powers delegated, conform to any regulations that may from time to time be imposed by the Board. A delegate of the Board may be authorised to sub-delegate any of the powers for the time being vested in the delegate.

17.8.	Proceedings of Committees

The meetings and proceedings of any Committee are to be governed by the provisions of these rules for regulating the meetings and proceedings of the Board so far as they are applicable and are not superseded by any regulations made by the Board under rule 17.7.

17.9.	Validity of acts

(a)	All acts done at any meeting of the Board or by a Committee or by any person acting as a Director are, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any of the Directors or the Committee or the person acting as a Director or that any of them were disqualified, as valid as if every person had been duly appointed and was qualified and continued to be a Director or a member of the Committee (as the case may be).
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(b)	If the number of Directors is reduced below the minimum number fixed pursuant to these rules, the continuing Directors may act for the purpose of increasing the number of Directors to that number or of calling a general meeting of the Company but for no other purpose.

17.10.	Resolution in writing

(a)	A resolution in writing of which notice has been given to all Directors and which is signed by all of the Directors entitled to vote on the resolution is as valid and effectual as if it had been passed at a meeting of the Board duly called and constituted and may consist of several documents in the same form each signed by one or more of the Directors.

(b)	For the purposes of this rule, the references to 'Directors' include any alternate Director for the time being present in Australia who is appointed by a Director not for the time being present in Australia but does not include any other alternate Director.

(c)	A facsimile transmission or other document produced by mechanical or electronic means under the name of a Director with the Director's authority is deemed to be a document in writing signed by the Director.

17.11.	Delegate of a Director

A Director or an alternate director who is unable to attend any meeting of the Board may authorise any other Director to vote for him at that meeting and in that event the Director so authorised shall subject to rule 12.7(b) have in addition to his own vote one vote for each Director by whom he is so authorised. Any authority must be in writing and may be given or sent by facsimile or post and must be produced at the meeting at which the same is to be used and left with the Secretary for filing.

18.	POWERS OF THE BOARD

18.1.	General powers of the Board

The management and control of the business and affairs of the Company are vested in the Board, which (in addition to the powers and authorities conferred upon them by these rules) may exercise all powers and do all things as are within the power of the Company and are not by these rules or by the Act directed or required to be exercised or done by shareholders in general meeting.

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18.2.	Power to borrow and guarantee

Without limiting the generality of rule 18.1, the Board may exercise all the powers of the Company to raise or borrow money, may guarantee the debts or obligations of any person and may enter into any other financing arrangement, in each case in the manner and on the terms it thinks fit.

18.3.	Power to give security

(a)	Without limiting the generality of rule 18.1, the Board may charge any property or business of the Company or any of its uncalled capital and may issue debentures or give any other security for a debt, liability or obligation of the Company or of any other person, in each case, in the manner and on the terms it thinks fit.

(b)	A proper register shall be kept in accordance with the Act of all mortgages and charges specifically affecting the property or rights of the Company.

18.4.	Power to authorise debenture holders, etc to make Calls

Without limiting the generality of rule 18.1, if any uncalled capital of the Company is included in or charged by any debenture, mortgage or other security, the Board may, by instrument under the Seal, or other appropriate instrument, authorise the person in whose favour the debenture, mortgage or other security is executed or any other person in trust for him to make Calls on the shareholders in respect of that uncalled capital and to sue in the name of the Company or otherwise for the recovery of moneys becoming due in respect of Calls made and to give valid receipts for those moneys, and the authority subsists during the continuance of the debenture, mortgage or other security, notwithstanding any change in the Directors, and is assignable if so expressed.

18.5.	Power to issue securities

Any bonds, debentures or other securities may be issued with or without the right of or obligation on the holder thereof to exchange the same in whole or in part of shares in the Company at a certain or uncertain time or with any special privileges as to redemption, surrender, drawings, allotment of shares, attending and voting at general meetings of the Company, appointment of Directors and otherwise and generally with such rights and options and upon such conditions in all respects as the Board thinks fit.

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18.6.	Personal liability of officer

If the Board or any Shareholder thereof or any officer of the Company becomes personally liable for the payment of any sum primarily due from the Company, the Board may execute or cause to be executed any charge or security over or affecting the whole or any part of the assets of the Company by way of indemnity to secure the persons or person so becoming liable as aforesaid from any loss in respect of such liability.

18.7.	Disposal of main undertaking

Any sale or disposal of the Company's main undertaking is conditional upon approval or ratification by the shareholders in general meeting. No person who may benefit (other than as a holder of securities issued by the Company) from the sale or disposal, and no associate of such person, may vote on any resolution to approve or ratify the sale or disposal.

19.	BRANCH REGISTER

The Board or any person duly authorised by power of attorney from the Board may establish and cause to be kept in any state, country or place a branch office and a branch Register of Shareholders and may from time to time appoint a local board of directors or some other duly constituted authority in any place in which a branch Register is kept to approve of, register or reject transfers and make entries thereof in any such branch Register and to issue certificates of title in respect of shares on the branch Register in such form as may be prescribed and to exercise such other powers of the Directors as may be conferred upon such local board or other authority including the power to appoint local auditors.

20.	LOCAL BOARD

(a)	The Board or its attorneys agents or delegates may comply with the requirements of any local law with which in its opinion it shall be in the interests of the Company necessary or expedient to comply.

(b)	The Board may provide or cause to be provided a local seal for the use of any local board attorney or agency of the Company.

(c)	The local board attorney or agency shall be responsible for the safe custody of such local seal which shall be a facsimile of the Company’s common seal with the addition on its face of the name of the state, country or place where it is to be used.
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(d)	The Board may prescribe the formalities to be observed in the custody affixing and use of such local seal. Any such local seal which is duly affixed to any instrument or other document and attested as prescribed shall bind the Company as if such instrument or document had been sealed with the common seal of the Company.

21.	ATTORNEYS OF THE BOARD

(a)	The Board may at any time and from time to time by power of attorney under its seal appoint any persons to be attorney of the Company for such purposes and with such powers authorities and discretions not exceeding those vested in or exercisable by the Directors of the Board under these rules and for such period and subject to such terms remuneration and conditions as the Board may from time to time think fit and any such appointment may (if the Board thinks fit) be made in favour of the Shareholders or any of the Shareholders of any local board established as aforesaid or in favour of any company or firm and such power of attorney may contain such provisions for the protection or convenience of persons dealing with such attorneys as the Board thinks fit.

(b)	Any such delegates or attorneys as aforesaid may be authorised by the Board to sub-delegate all or any of the powers authorities and discretions for the time being vested in them.

22.	INSPECTION OF BOOKS

The Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Shareholders not being Directors and no Shareholder (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by statute or authorised by the Directors or by the shareholders in general meeting.

23.	THE SEAL

23.1.	Execution of cheques, bills, etc

All cheques, bills of exchange and promissory notes are to be signed, drawn, made, accepted or endorsed (as the case may be) for and on behalf of the Company by 2 Directors, or by one Director and the Secretary or some other officer authorised by the Board or in such other manner as the Board may from time to time determine and the Directors may delegate the power contained in this rule to any person or persons or corporation as he or they may from time deem fit and expedient.

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23.2.	Company Seal is optional

The Company may have a Seal.

23.3.	Affixing the Seal

If the Company has a Seal, the Board is to provide for its safety and it should only be used by the authority of the Board. Every instrument to which the Seal is affixed is to be signed by a Director and countersigned by the Secretary or by a second Director or by another person appointed by the Board for the purpose. The Board may determine either generally or in any particular case that a signature may be affixed by a mechanical means specified in the determination.

23.4.	Execution of documents without a Seal

The Company may execute a document, including a deed, by having the document signed by:

(a)	two Directors;

(b)	a Director and the Secretary, and

if the Company executes a deed, the document is to be expressed to be executed as a deed and be executed in accordance with the appropriate procedures set out in rule 23.3 or this rule.

23.5.	Other ways of executing documents

Notwithstanding the provisions of rules 23.3 and 23.4, any document including a deed, may also be executed by the Company in any other manner permitted by law.

24.	MINUTES

24.1.	Contents of minutes

The Board must ensure that minutes are duly recorded in any manner it thinks fit:

(a)	of all appointments of officers made by the Directors;

(b)	of the names of the Directors present at each meeting of the Board and of any Committees; and
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(c)	of all resolutions and proceedings of general meetings of the Company and of meetings of the Board and any Committees.

24.2.	Signing of minutes

The minutes of any meeting of the Board or of any Committee or of the Company, if purporting to be signed by the Chairman of the meeting or by the Chairman of the next succeeding meeting, are prima facie evidence of the matters stated in the minutes.

25.	DIVIDENDS

25.1.	Payment of dividend

The Board may from time to time determine that a dividend is payable to the shareholders. The dividend is (subject to the rights of, or any restrictions on, the holders of shares created or raised under any special arrangement as to dividend) payable on all shares pro rata to the total amount for the time being paid, but not credited as paid, in respect of the shares as a proportion of the total of the amounts then paid and payable thereon, excluding amounts credited, and may be paid at a rate per annum in respect of a specified period provided that (for the purposes of this rule) no amount paid on a share in advance of Calls is to be treated as paid on that share.

The Board may declare one dividend on all shares or may declare at any one meeting of the Board two or more dividends so that each dividend is declared on any shares to the exclusion of any other shares but so that the amount payable out of the total of the amount of all dividends declared at the meeting on all shares is subject as mentioned above in the aforesaid proportion.

25.2.	Dividend plans

(a)	The Board may establish and maintain one or more dividend plans (including the establishment of rules) pursuant to which shareholders may elect with respect to some or all of their shares (subject to the rules of the relevant plan):

(i)	to reinvest in whole or in part dividends paid or payable or which may become payable by the Company to the shareholder in cash by subscribing for shares in the capital of the Company;

(ii)	to receive a dividend from the Company by way of the allotment of shares paid up from such account or reserves from which shares may be issued under the Act;
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(iii)	that dividends from the Company not be paid and that instead a payment or distribution other than a dividend be made by the Company;

(iv)	that cash dividends from the Company not be paid and that instead a cash dividend be received from a related corporation nominated by the Board;

(v)	to participate in a dividend plan, including but not limited to a plan pursuant to which shareholders may elect to receive a dividend from the Company or any related corporation which is less in amount but franked to a greater extent than the ordinary cash dividend that would be payable by the Company or any related body corporate or to receive a dividend from the Company or any related body corporate which is greater in amount but franked to a lesser extent than the ordinary cash dividend that would be payable by the Company or any related body corporate.

(b)	Pursuant to a dividend plan established in accordance with rule 25.2(a), any shareholder may elect for a specified period or for a period to be determined by specified notice (in either case determined by the Board and prescribed in the rules of the plan) that all or some of the ordinary shares held by that shareholder and designated by the shareholder in accordance with the rules of the plan ('designated shares') will participate in the dividend plan. During that period the designated shares will be entitled to participate in the dividend plan subject to the rules of the dividend plan.

(c)	In the event of any inconsistency between any dividend plan established in accordance with rule 25.2(a) or rules of any dividend plan and these rules these rules shall prevail.

(d)	The Board is authorised to do all things which they consider to be desirable or necessary for the purpose of implementing every dividend plan established in accordance with rule 25.2(a).

(e)	The Board is authorised to vary the rules of any dividend plan established in accordance with rule 25.2(a) at their discretion and to suspend or terminate any dividend plan at their discretion. Any dividend plan may also be suspended, terminated or varied by resolution of a general meeting of the Company.
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25.3.	Redeemable Preference Shares

If the Company shall have redeemed any redeemable preference shares all or any part of any capital redemption fund arising from the redemption of such shares may by resolution of the Company be applied in paying up in full or in part any new shares or any shares then remaining unissued to be issued to such Shareholders of the Company as the Directors may resolve up to an amount equal to the nominal amount of the shares so issued.

25.4.	Employee share Plan

The Board may, in addition to its powers under rule 25.9, resolve to apply the whole or a portion of any sum, standing to the credit of any reserve or other account in paying up in full unissued shares of the Company to be issued to the holders of shares, options or other securities of the Company in accordance with, or to give effect to, the terms of any plan for the issue of shares, rights to shares or options to acquire shares to or for the benefit of employees which has been approved by the Company by special resolution in general meeting.

25.5.	Interim dividends

The Board may from time to time pay to the shareholders on account of the next forthcoming dividend any interim dividend as in its judgment the position of the Company justifies.

25.6.	Dividends out of profits

No dividend is payable except out of the profits of the Company, and no dividend or other moneys payable on or in respect of a share carries interest as against the Company. The declaration of the Board as to the amount of the profits of the Company is conclusive.

25.7.	Reserves

The Board may, in priority to any dividend, set aside out of the profits of the Company any sums as it thinks proper as a reserve, which at the discretion of the Board may be applicable for any purpose to which the profits of the Company may be properly applied, and pending application may be employed in the business of the Company or be invested in any investments the Board may from time to time think fit. Any income derived from or accretions to such shares, securities or other investments may either be carried to the credit of the reserve fund or reserve funds represented by such shares, securities or other investments or be dealt with as profits arising from the business of the Company.

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25.8.	Distribution otherwise than in cash

When declaring a dividend the Board may:

(a)	direct payment of the dividend wholly or in part by the distribution of specific assets or documents of title and in particular of paid up shares, debentures or debenture stock of the Company or any other company; and

(b)	(if the shareholders in general meeting have approved the adoption of a dividend plan), determine and announce that each shareholder entitled to participate in the dividend may elect that the payment of the dividend be satisfied in respect of all, or a number of shares less than all of the shares held by the shareholder by the allotment of paid up shares in accordance with the dividend plan.

25.9.	Power to capitalise profits

The Board may resolve that the whole or any portion of any sum forming part of the undivided profits of the Company or standing to the credit of any reserve or other account and which is available for distribution, be capitalised and distributed to shareholders in the same proportions in which they would be entitled to receive it if distributed by way of dividend or in accordance with either the terms of issue of any shares or the terms of any plan for the issue of securities for the benefit of officers or employees. All or any part of the sum is to be applied on the behalf of shareholders either in paying up the amounts for the time being unpaid on any issued shares held by them, or in paying up in full unissued shares or other securities the Company (of an aggregate amount equal to the amount capitalised) which are to be issued to them accordingly, or partly in one way or partly in the other.

25.10.	Appropriation and application of amounts to be capitalised

The Board may specify the manner in which any fractional entitlements and any difficulties relating to distribution are to be dealt with and, without limiting the generality of the foregoing, may specify that fractions are to be disregarded or that any fractional entitlements are to be increased to the next whole number or that payments in cash in lieu of fractional entitlements be made. The Board may make all necessary appropriations and applications of the amount to be capitalised pursuant to rule 25.9 and all necessary allotments and issues of fully paid shares or debentures. Where required, the Board may appoint a person to sign a contract on behalf of the shareholders entitled upon a capitalisation to any shares or debentures, which provides for the issue to them, credited as fully paid of any further shares or debentures or for the payment by the Company on their behalf of the amounts or any part of the amounts remaining unpaid on their existing shares by the application of their respective proportions of the sum resolved to be capitalised.

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25.11.	Transfer of shares

A transfer of shares registered after the transfer books close for dividend purposes, but before a dividend is payable, does not pass the right to any dividend fixed for payment before the books are closed.

25.12.	Retention of dividends

The Board may retain the dividends payable on shares which any person is under rules 7.4, 7.5, 7.6 or 7.7 entitled to transfer until the person becomes registered as a shareholder in respect of the shares or duly transfers them. The Board may also retain any dividends on or in respect of which (or on or in respect of the shares upon which any such dividend is payable) the Company has a lien or charge under rule 5.8 and may apply the same in or towards satisfaction of the Calls, instalments or sums owing in respect of which the lien or charge exists.

25.13.	How dividends are payable

Payment of any dividend may be made in any manner and by any means as determined by the Board. Without prejudice to any other method of payment which the Board may adopt any dividend may be paid by cheque or warrant made payable to the shareholder entitled to the dividend or in the case of joint holders to the shareholder whose name stands first in the Register in respect of the joint holding. Payment in any dividend may be made by sending the cheque, warrant or other means of payment to the shareholder entitled to the dividend through the post to the shareholder’s Registered Address, and upon posting every payment of any dividend is at the risk of the shareholder.

25.14.	Unclaimed dividends

All dividends unclaimed for one year after having been declared may be invested or otherwise made use of by the Board for the benefit of the Company until claimed or otherwise disposed of according to law.

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26.	NOTICES

26.1.	Service of notices

A notice may be given by the Company to any shareholder, or in the case of joint holders to the shareholder whose name stands first in the Register, personally, by leaving it at the shareholder's Registered Address or by sending it by prepaid post or to the shareholder's Registered Address or by sending it to the facsimile transmission address or electronic address nominated by the shareholder (if any). All notices to persons whose registered address is not in Australia are to be sent by pre-paid post by airmail, by fax or in some other way that ensures they will be received quickly.

26.2.	When notice deemed to be served

Any notice sent by post is deemed to have been served at the expiration of 48 hours after the envelope containing the notice is posted and, in proving service, it is sufficient to prove that the envelope containing the notice was properly addressed and posted. Any notice served on a shareholder personally or left at the shareholder’s Registered Address is deemed to have been served when delivered. Any notice served on a shareholder by facsimile transmission is deemed to have been served when the transmission is sent. A facsimile is deemed to be duly sent when the Company's facsimile system generates a message confirming successful transmission of the total number of pages of the notice to the addressee. Any notice served on a shareholder by electronic means is deemed to have been served when the electronic message is sent.

26.3.	Shareholder not known at Registered Address

Where a shareholder does not have a Registered Address or where the Company has bona fide reason to believe that a shareholder is not known at the shareholder's Registered Address, all future notices are deemed to be given to the shareholder if the notice is exhibited in the Office for a period of 48 hours (and is deemed to be duly served at the commencement of that period) unless and until the shareholder informs the Company of a registered place of address.

26.4.	Signature to notice

The signature to any notice to be given by the Company may be written or printed or stamped.

26.5.	Reckoning of period of notice

Where a given number of days' notice or notice extending over any other period is required to be given the day of service is not to be reckoned in the number of days or other period.

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26.6.	Notice to transferor binds transferee

Every person who, by operation of law, transfer or any other means becomes entitled to be registered as the holder of any shares is bound by every notice which, prior to the person's name and address being entered in the Register in respect of those shares, was duly given to the person from whom the person derives title to those shares.

26.7.	Service on deceased shareholders

A notice delivered or sent by post to the Registered Address of a shareholder pursuant to these rules is (notwithstanding that the shareholder is then dead and whether or not the Company has notice of the shareholder's death) deemed to have been duly served in respect of any registered shares, whether held solely or jointly with other persons by the shareholder, until some other person is registered in the shareholder's place as the holder or joint holder and the service is for all purposes deemed to be sufficient service of the notice or document on the shareholder's heirs, executors or administrators and all persons (if any) jointly interested with the shareholder in the shares.

26.8.	Persons entitled to notice of general meeting

(a)	Notice of every general meeting is to be given to:

(i)	each Shareholder individually who is entitled to vote at general meetings of the Company;

(ii)	each Director;

(iii)	each person entitled to a share in consequence of the death or bankruptcy of a Shareholder who, but for his death or bankruptcy, would be entitled to receive notice of the meeting; and

(iv)	the auditor for the time being of the Company.

(b)	No other person is entitled to receive notices of general meetings unless they are required to receive a notice under the Act.
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27.	WINDING UP

27.1.	Distribution in specie

If the Company is wound up, whether voluntarily or otherwise, the liquidator may divide among all or any of the contributories as the liquidator thinks fit in specie or in kind any part of the assets of the Company, and may vest any part of the assets of the Company in trustees upon any trusts for the benefit of all or any of the contributories as the liquidator thinks fit.

27.2.	Variation of rights of contributories

If thought expedient, any division may be otherwise than in accordance with the legal rights of the contributories and, in particular, any class may be given preferential or special rights or may be excluded altogether or in part, but in case any division otherwise than in accordance with the legal rights of the contributories is determined, any contributory who would be prejudiced by the division has a right to dissent and ancillary rights as if the determination were a special resolution passed pursuant to the Act relating to the sale or transfer of the Company's assets by a liquidator in a voluntary winding up.

27.3.	Liability to Calls

If any shares to be divided in accordance with rule 27.1 involve a liability to Calls or otherwise, any person entitled under the division to any of the shares may by notice in writing within 10 Business Days after the passing of the special resolution, direct the liquidator to sell the person's proportion and pay the person the net proceeds and the liquidator is required, if practicable, to act accordingly.

27.4.	Commissions Paid

Any commission proposed to be paid to a Director or liquidator on the proceeds of the sale of any of the Company’s assets or on the liquidation of the Company and/or fees proposed to be paid to such Director or liquidator shall be subject to ratification by the shareholders. Prior notification of the amount of such proposed payments shall be given to all shareholders at least fourteen days before the meeting at which such payments are to be considered.

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28.	INDEMNITY AND INSURANCE

28.1.	Indemnity in favour of Directors, Secretaries and executive officers

Subject to the Act and rule 28.2, the Company shall indemnify each Director, Secretary and executive officer to the maximum extent permitted by law, against any Liability incurred by them by virtue of their holding office as, and acting in the capacity of, Director, Secretary or executive officer of the Company, other than:

(a)	a Liability owed to the Company or a related body corporate of the Company;

(b)	a Liability for a pecuniary penalty order under section 1317G of the Act or a compensation order under section 1317H of the Act;

(c)	a Liability owed to a person other than the Company that did not arise out of conduct in good faith.

28.2.	Indemnity for legal costs

The Company shall indemnify each Director, Secretary and executive officer to the maximum extent permitted by law, against any Liability for legal costs incurred by them in respect of a Liability incurred by them by virtue of their holding office as, and acting in the capacity of, Director, Secretary or executive officer of the Company other than for legal costs incurred:

(a)	in defending or resisting proceedings, in which the Director, Secretary or executive officer is found to have a Liability for which they could not be indemnified under rule 28.1;

(b)	in defending or resisting criminal proceedings in which the Director, Secretary or executive officer is found guilty;

(c)	in defending or resisting proceedings brought by the ASIC or a liquidator for a court order if the grounds for making the order are found by the court to have been established (but this rule 28.2(c) does not apply to costs incurred in responding to actions taken by the ASIC or a liquidator as part of an investigation before commencing proceedings for the court order); or

(d)	in connection with proceedings for relief to the Director, Secretary or executive officer under the Act in which the court denies the relief.

28.3.	Indemnity for employees

Subject to the Act and rule 28.4, the Company may indemnify an employee, who is not a Director, Secretary or executive officer of the Company, to the maximum extent permitted by law, against any Liability incurred by them by virtue of their holding office as, and acting in the capacity of, an officer of the Company, other than:

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(a)	a Liability owed to the Company or a related body corporate of the Company;

(b)	a Liability for a pecuniary penalty order under section 1317G of the Act or a compensation order under section 1317H of the Act; or

(c)	a Liability owed to a person other than the Company that did not arise out of conduct in good faith.

28.4.	Indemnity for legal costs of employees

The Company may indemnify an employee other than a Director, Secretary or executive officer to the maximum extent permitted by law, against any Liability for legal costs incurred in respect of a Liability as, or by virtue of their holding office as, and acting in the capacity of, an officer of the Company other than for legal costs incurred:

(a)	in defending or resisting proceedings, in which the officer is found to have a Liability for which they could not be indemnified under rule 28.3;

(b)	in defending or resisting criminal proceedings in which the officer is found guilty;

(c)	in defending or resisting proceedings brought by the ASIC or a liquidator for a court order if the grounds for making the order are found by the court to have been established (but this rule 28.4(c) does not apply to costs incurred in responding to actions taken by the ASIC or a liquidator as part of an investigation before commencing proceedings for the court order); or

(d)	in connection with proceedings for relief to the officer under the Act in which the court denies the relief.

28.5.	Proceedings

For the purposes of rules 28.2 and 28.4, 'proceedings' includes the outcomes of the proceedings and any appeal in relation to the proceedings.

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28.6.	Insurance for the benefit of Directors, Secretaries and executive officers

(a)	Subject to the Act, the Company may pay a premium for a contract insuring a person who is or has been a Director, Secretary or executive officer of the Company acting in that capacity against:

(i)	costs and expenses in defending any proceedings, whether civil or criminal, whatever their outcome; or

(ii)	a Liability arising from negligence or other conduct.

28.7.	Insurance for other officers

Subject to the Act, the Company may pay a premium for a contract insuring a person who is or has been an employee and also an officer of the Company, acting in that capacity, but who is not a Director, Secretary or executive officer of the Company against:

(a)	costs and expenses in defending any proceedings, whether civil or criminal, whatever their outcome; or

(b)	a Liability arising from negligence or other conduct.

28.8.	When insurance may not be provided by the Company

The Company shall not pay, nor agree to pay, a premium for a contract insuring a person who is or has been a Director, Secretary or executive officer or an employee who is also an officer of the Company, against a Liability (other than one for legal costs) arising out of:

(a)	conduct involving a wilful breach of duty in relation to the Company; or

(b)	a contravention of section 182 or section 183 of the Act.

28.9.	Definitions for the purposes of rule 28

In this rule 28, except to the extent the context otherwise requires:

'Liability' includes any claim, action, suit, proceeding, investigation, inquiry, damage, loss, cost or expense;

'executive officer' means a person who is concerned, or takes part in, the management of the Company (regardless of the person's designation and whether or not the person is a Director of the Company);

'officer' means:

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(a)	a Director or Secretary of the Company;

(b)	a person:

(i)	who makes, or participates in making, decisions that affect the whole, or a substantial part, of the business of the Company;

(ii)	who has the capacity to affect significantly the Company's financial standing; or

(iii)	in accordance with whose instructions or wishes the members of the Board is accustomed to act (excluding advice given by the person in the proper performance of functions attaching to the person's professional capacity or their business relationship with the Board or the Company).

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I, the Company Secretary of the Company confirm that the foregoing constitution was Annexure “A” to the Special Resolution of shareholders dated [date], which approved the Constitution.

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